*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                                                    Exhibit 10.3

                       TECHNOLOGY AND MARKETING AGREEMENT

     THIS TECHNOLOGY AND MARKETING AGREEMENT is entered into as of May 13, 1999 (the "Effective Date") by and between E-CENTIVES, INC., with its principal offices at 6903 Rockledge Drive, Suite 1200, Bethesda MD 20817 ("e-centives") and ZDNET, with its principal offices at 650 Townsend Street, San Francisco, CA 94103 ("ZDNet").

1.   DEFINITIONS.

     (a)  "ACCOUNT" means an account for the display and promotion of Offers.

     (b) "CAMPAIGN MANAGER" means the object code versions of e-centives' standard software for disseminating Offers, plus accompanying documentation.

     (c) "CO-BRANDED SITE" means the version of e-centives' standard e-centives.com pages which are co-branded with ZDNet branding in accordance with this Agreement.

     (d) "CONTENT" means the e-centives Content or the ZDNet Content, as applicable.

     (e) "COUPONS" means an Internet-distributed token or certificate which promotes or provides a discount, reduced price or similar offer for goods or services, regardless of whether the token or certificate can be redeemed online or off-line.

     (f)  "DOMAIN NAME" means the domain name used for the Co-Branded Site.

     (g) "E-CENTIVES CONTENT" means all content or information, in any medium, provided by e-centives to ZDNet for use on the ZDNet Site or the Co-Branded Site, including without limitation any text, music, sound, photographs, video, graphics, data or software (but excluding any Offers and the Software).

     (h) "E-CENTIVES MARKS" means all domain names, trademarks and logos of e-centives which are used on the Co-Branded Site or which are designated by e-centives for ZDNet's use in conjunction with ZDNet's performance under this Agreement.

     (i) "LAUNCH DATE" means the later of the initial day on which the check-the-box feature described in Section 2.2 is publicly available or all of the fixed placement described in Exhibit B has been made publicly available.

     (j) "LICENSEE" means a party (a) with whom ZDNet's sales force initiates contact regarding use of the Software or the Network, (b) whose identity ZDNet notifies e-centives about within 10 days of ZDNet's initial sales contact regarding the Software or the Network, (c) with whom e-centives or its representatives have not had any ongoing sales contact for the Software or the Network within the 12 months prior to ZDNet's notice in clause (b) above, and
(d) who licenses the Promotions System from e-centives or participates in the Network, at prices and terms acceptable to e-centives in its reasonable discretion but within e-centives range of standard terms, using e-centives' standard software license agreement (or a variation of such form as mutually acceptable to e-centives and the licensee) within 3 months of ZDNet's notice pursuant to clause (b) above.

                                       1.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     (k)  "MARKS" means the e-centives Marks or the ZDNet Marks, as applicable.

     (l) "NETWORK" means e-centives' online network for the dissemination of Offers located on the e-centives web site and on the web sites of e-centives partners.

     (m)  "OFFERS" means Coupons disseminated through the Network.

     (n) "PROMOTIONS SYSTEM" means the object code versions of e-centives' standard Network-related server software, plus accompanying documentation.

     (o) "REGISTERED USER" means a user who registers for an Account through the Co-Branded Site or through the registration procedures described in Section 2.2.

     (p) "SOFTWARE" means the Promotions System and the Campaign Manager, collectively.

     (q) "ZDNET CONTENT" means all content or information, in any medium, provided by ZDNet to e-centives for use on the Co-Branded Site, including without limitation any text, music, sound, photographs, video, graphics, data or software.

     (r) "ZDNET MARKS" means all domain names, trademarks and logos designated by ZDNet for e-centives' use in conjunction with e-centives' performance under this Agreement.

     (s) "ZDNET OFFERS" means Offers for products and services of ZDNet or a Licensee which are disseminated on the Co-Branded Site using the Campaign Manager.

     (t) "ZDNET SITE" means all pages which are part of the "ZDNet" branded service aimed at users within the United States (currently located under the zdnet.com domain).

2.   DEVELOPMENT AND PROMOTION EFFORTS.

     2.1 DEVELOPMENT OF CO-BRANDED SITE. e-centives shall use commercially reasonable efforts to complete the launch of the Co-Branded Site within 30 days following e-centives' receipt of ZDNet's components for such pages. The Co-Branded Site will be built using e-centives' page templates and will include the ZDNet Marks and other elements in those spaces e-centives designates for branding by its co-branding partners. Certain screen shots showing the contemplated design of the Co-Branded Site are attached as Exhibit A. The parties shall mutually agree upon the Domain Name, and to the extent that the Domain Name is a ZDNet Mark, ZDNet shall reasonably cooperate with e-centives to effectuate e-centives' implementation of such Domain Name. e-centives shall host the Co-Branded Site and shall ensure that the Co-Branded Site shall maintain performance levels which comply with Exhibit C and which in all events shall not be materially less than the performance levels e-centives achieves for its e-centives.com site.

     2.2 REGISTRATION QUESTION. Within 30 days following the Effective Date, ZDNet shall include, with explanatory text written by e-centives and approved by ZDNet, an option on all ZDNet user registration pages (e.g.
http://members.zdnet.com/register/register.cgi) that allows users to open an Account by checking a box. For each user who opens an Account by

                                       2.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

checking the box, ZDNet will electronically provide to e-centives the following data: First Name, Last Name, email address and zip code (collectively, the "User Data"). In addition, ZDNet shall indicate to all users who sign up for the Computer Shopper email notification service that they are being enrolled in the Network, and ZDNet shall pass such email addresses (and any other information collected from such user at the time) to e-centives as part of the User Data. ZDNet shall deliver the User Data to e-centives in batch in accordance with a technical procedure to be mutually agreed to by the parties. ZDNet shall use disclaimers or provisions as reasonably required to obtain the necessary consent to make such disclosures of User Data to e-centives. All use of User Data is subject to Section 7.

     2.3  ZDNET'S PROMOTION EFFORTS.

          (a) Within 30 days following the Effective Date, ZDNet shall provide the promotions described in Exhibit B.

          (b) ZDNet shall use reasonable commercial efforts to sign up a minimum of 250,000 Registered Users by the first annual anniversary of the Launch Date.

          (c) ZDNet shall not use any interstitials, pop-up windows, other intermediate steps or any other technology or content which inhibit the transition of a user from the ZDNet Site to the Co-Branded Site, nor shall ZDNet frame the Co-Branded Site or use any other technology which interferes with or affects the page layout of such pages.

          (d) If ZDNet reorganizes or expands the ZDNet Site, subject to the terms of this section 2.3(d), e-centives shall receive promotion on the ZDNet Site consistent with the terms of Exhibit B. If e-centives reasonably determines that ZDNet's placement on reorganized or expanded pages is not at least as favorable for e-centives as that contemplated in Exhibit B, the parties shall negotiate in good faith for alternative promotions, alternative economics, or termination. Any termination due to a failure of the parties to reach agreement on alternatives shall not be considered a termination for breach.

     2.4 PROMOTION OF SOFTWARE. ZDNet shall use reasonable commercial efforts to promote the Promotions System to its computer industry contacts and e-centives shall coordinate with ZDNet's efforts to establish relationships in the computer industry. Without limiting the foregoing, ZDNet shall use reasonable commercial efforts to get 10 Licensees within 60 days following the Launch Date.

     2.5 CONTENT DELIVERY. As applicable, each party shall deliver their Content to the other party in a format reasonably specified by the receiving party. A party may refuse Content delivered in an unsupported format; otherwise, all Content exchanged between the parties shall be deemed accepted upon delivery. Each party shall make the initial delivery of Content to the other party within 5 days following the Effective Date. Subsequent deliveries shall be uploaded to the other party's site within a reasonable period of time (usually less than 10 days). Neither party shall make an unreasonable number of Content changes.

     2.6 REGISTERED USER RELATIONS. e-centives shall be solely responsible for providing customer support to Registered Users regarding the operation of the Co-Branded Site, Accounts or any Offers. e-centives shall ensure that it provides to Registered Users a level of customer


                                       3.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

support which is of a quality at least as high as that provided to its other e-centives partners in the Network and to its other customers. ZDNet shall be solely responsible for providing customer support to Registered Users for all other requests. Each party may redirect a customer support inquiry not within the scope of its obligation to the other party. e-centives shall have sole control over the user agreement applicable to Accounts, and e-centives shall have the sole responsibility for dealing with breaches of such user agreement.

3.   EXCLUSIVE DEALING.

     3.1 EXCLUSIVE PROMOTION BY ZDNET. For a period of 6 months following the Launch Date, ZDNet shall not (other than in accordance with this Agreement) (a) integrate Coupons or a Coupon provider into any registration page or sign up process on the ZDNet Site, (b) display account information from a Coupon provider on or in conjunction with the ZDNet Site, or (c) have its sales force marketing any technology or system for Coupons. Notwithstanding the foregoing,
(x) ZDNet is not in any way restricted from marketing or providing its own Coupons so long as ZDNet is in charge of all aspects of providing such Coupons (and is not marketing or providing such Coupons on behalf of any third party), and (y) ZDNet may permit advertisers (whether competitive with e-centives or not) to place Coupons into banner or other types of advertisements and promotions on the ZDNet Site, so long as such advertisements and promotions:
(i) are not positioned in a way that is substantially equivalent to integration if they are on a registration/sign up page, or (ii) do not also display account information.

     3.2 EXCLUSIVE DISTRIBUTION BY E-CENTIVES. For a period of 6 months following the Launch Date, e-centives shall not co-brand the e-centives.com site with, nor include within the Network, any of the following companies:
CNet, CMP, IDG, Penton/Mecklermedia, EarthWeb, Imagine or Miller Freeman.

4.   CAMPAIGN MANAGER.

     4.1 INSTALLATION. Promptly following the Effective Date, e-centives or its designee shall use commercially reasonable efforts to install the then-current Campaign Manager version on ZDNet's system. To do so, e-centives may need to provide consulting services to develop integrating software code, which code shall be included within the definition of "Campaign Manager." [ZDNet shall provide e-centives and its designee with: (a) adequate access to ZDNet's facilities to perform its services; (b) safety training regarding ZDNet's facilities, (c) reasonable onsite resources, including secure storage space, a designated work area with adequate facilities, and access to any needed telephone lines, communications facilities or other equipment; and (d) reasonable remote Internet access to ZDNet's network so that e-centives may perform diagnostics or installations remotely. e-centives shall perform all installation, diagnostics or other activities in such a manner as to minimize disruption to ZDNet's operations.

     4.2 NEW VERSIONS. e-centives shall provide to ZDNet all new versions of the Campaign Manager that e-centives makes generally available at the same time as they are made available to e-centives' other customers. e-centives may choose to, at its sole discretion, use commercially reasonable efforts to install all such new versions on ZDNet's premises in accordance with the procedure described in Section 4.1.

                                       4.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     4.3 SUPPORT. e-centives shall provide error correction and second-line telephone and email technical support for the Campaign Manager ("Support") to up to 2 named ZDNet software engineers between 9:00 a.m. and 5:00 p.m. Eastern time, Monday through Friday, excluding e-centives-observed holidays. ZDNet may change the identity of the designated engineers at any time, but ZDNet shall not make an unreasonable number of changes. Support does not include service attributable to: (a) any modification, reconfiguration or maintenance of the Campaign Manager not performed by e-centives; (b) any use of the Campaign Manager on a system that does not meet e-centives' minimum standards (as identified to ZDNet prior to such time) for such Campaign Manager, (c) any hardware or non-e-centives software, or (d) superseded Campaign Manager versions. If e-centives provides services that it determines were not covered by Support, then, provided that e-centives has given ZDNet notice of, and ZDNet has agreed to, the amount of charges to be incurred prior to performing such services, ZDNet shall pay e-centives' then-current time and materials charges for such services.

     4.4 EXPORT CONTROL. ZDNet shall not export or reexport the Campaign Manager or any associated information to any country for which a U.S. government agency requires an export license or other governmental approval without first obtaining such license or approval.

     4.5 OPERATION OF SOFTWARE. ZDNet understands that the Campaign Manager may communicate certain information about the use of the Campaign Manager for delivery and redemption of ZDNet Offers back to e-centives' servers, and ZDNet consents to such communications. All data transmitted to e-centive's servers regarding ZDNet Offers shall be owned exclusively by ZDNet and e-centives shall not use any such data to any third party nor use it for any purpose other than the performance of its obligations hereunder.


5. ZDNET OFFERS. The text and format of all ZDNet Offers shall be subject to e-centives' then-current technical standards, and ZDNet hereby grants to e-centives all necessary proprietary rights licenses as are necessary for e-centives to disseminate ZDNet Offers through the Network and engage in associated promotions of the Network or its offers. If e-centives reasonably believes that a ZDNet Offer disseminated through the Network may cause liability to e-centives or a third party or may cause e-centives to lose the services of its suppliers or ISPs, then e-centives may remove the affected ZDNet Offer(s) and shall provide notice to ZDNet identifying the nature of the objection and the ZDNet Offers affected. e-centives does not undertake to review ZDNet Offers for accuracy or the possibility that ZDNet Offers may create liability to third parties.


6.   LICENSE AND STANDARDS.

     6.1  CONTENT LICENSE.

          (a) Subject to the terms and conditions of this Agreement, e-centives hereby grants to ZDNet a worldwide, non-exclusive license to use, reproduce, distribute, create derivative works of (only as necessary to build the Co-Branded Site), publicly perform, publicly display and digitally perform the e-centives Content on or in conjunction with the ZDNet Site as contemplated by this Agreement.

                                       5.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (b) Subject to the terms and conditions of this Agreement, ZDNet hereby grants to e-centives a worldwide, non-exclusive license to use, reproduce, distribute, create derivative works of (only as necessary to build the Co-Branded Site), publicly perform, publicly display and digitally perform the ZDNet Content on or in conjunction with the Co-Branded Site as contemplated by this Agreement.

     6.2  SOFTWARE LICENSE.   e-centives hereby grants to ZDNet a worldwide,
non-exclusive license to make 2 copies of the Campaign Manager and use such copies internally to disseminate ZDNet Offers through the Network or on Licensees' web sites. ZDNet shall not, and shall use its reasonable commercial efforts to ensure that its Licensees or any third party obtaining access to the Software through ZDNet do not,: (x) decompile, reverse engineer or disassemble the Software, or (y) reverse engineer or obtain access to (other than through the Software's standard reporting features) data files created by the Software and stored in an e-centives proprietary format. ZDNet shall not remove, modify or obscure any Software proprietary markings. ZDNet acknowledges and agrees that e-centives may, at any time upon reasonable prior notice, incorporate license management software (i.e., software which includes automatic limitations on use in accordance with the usage limitations imposed by this Agreement) into the Software.

     6.3 COPYRIGHT OWNERSHIP. As between e-centives and ZDNet: (a) e-centives and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in or associated with the e-centives Content and Software, and (b) ZDNet and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in or associated with the ZDNet Content and the ZDNet Site. There are no implied licenses under this Agreement, and any rights not expressly granted are reserved by the owning party. Neither party shall exceed the scope of the licenses granted hereunder.

     6.4 TRADEMARK LICENSE. ZDNet hereby grants to e-centives a non-exclusive license to use the ZDNet Marks (including without limitation the Domain Name if applicable) in conjunction with the Co-Branded Site and the operation and promotion of the Network. e-centives hereby grants to ZDNet a non-exclusive license to use e-centives Marks (including without limitation the Domain Name if applicable) on the ZDNet Site in conjunction with the promotions contemplated herein.

     6.5 TRADEMARK RESTRICTIONS. The Mark owner may terminate the foregoing trademark license if, in its reasonable discretion, the other party's use of the Marks tarnishes or dilutes the quality associated with the Marks or the associated goodwill and such problem is not cured within 5 days of notice of breach; alternatively, instead of terminating the license in total, the owner may specify that certain uses may not contain the Marks. Title to and ownership of the owner's Marks shall remain with the owner. The licensee shall use the Marks exactly in the form provided and in conformance with any trademark usage policies provided by the owner of the Mark. The licensee shall not take any action inconsistent with the owner's ownership of the Marks, and any benefits accruing from use of such Marks shall automatically vest in the owner. The licensee shall not form any combination marks with the other party's Marks. Notwithstanding the foregoing, to the extent that the Domain Name is deemed a combination mark, neither party shall use the Domain Name for any purpose except as provided herein or


                                       6.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

attempt to register the Domain Name with a government agency, and the parties will jointly cooperate on any enforcement action of infringement of the Domain Name.

     6.6 LIMITS ON SUBLICENSING. All licenses (under any applicable intellectual property right) granted herein are sublicenseable, transferable or assignable (except in accordance with Section 14.5). Notwithstanding the foregoing, either party may use a third party web host, but all actions or failures to act of the web host that would be a breach of this Agreement, were the actions or failures to act taken by the hiring party, shall be deemed a breach of this Agreement.

     6.7 DESCRIPTION OF OFFERS. ZDNet currently intends initially to describe all ZDNet Offers as "ZDNet e-centives".

7. REGISTERED USER DATA. Except as specified in this section, each party may freely use and disclose any User Data (both individual and aggregated) about Registered Users. Neither party shall disclose any User Data in any manner that permits the User Data to be associated with the other party or permits the targeting of Registered Users on the basis of their status as ZDNet users (in e-centives' case) or Registered Users (in ZDNet's case), nor shall a party use the User Data to target Registered Users on the basis of their status as ZDNet users (in e-centives' case) or Registered Users (in ZDNet's case). However, either party may disclose User Data if it is aggregated (in a non-associatable way) with data from multiple online properties. The parties shall jointly coordinate email promotions regarding offers and updates to Registered Users who opt to receive such email promotions.

8.   PAYMENT.

     8.1 TRANSACTION FEES. e-centives shall pay ZDNet *****% of Transaction Fees. "Transaction Fees" means actual consideration (whether in the form of vendor fees, Coupon fees or other compensation) received by e-centives as transaction fees for the delivery or redemption of Offers to Registered Users or as placement fees specifically attributable to being placed on the Co-Branded Site, less any (i) refunds or discounts, or (ii) commissions actually paid to third parties. Within 30 days after the end of each month, e-centives will provide a report to ZDNet detailing the computation of Transaction Fees, and payment (if owed) shall accompany such report.

     8.2 LICENSING FEES. e-centives shall pay to ZDNet *****% of Licensing Fees. "Licensing Fees" means license fees (but excluding maintenance or support fees, consulting fees or installation fees) actually received by e-centives from Licensees attributable to the Promotions System, less any (i) refunds or discounts, or (ii) commissions actually paid to third parties. Within 30 days after the end of each month, e-centives will provide a report to ZDNet detailing the computation of Licensing Fees, and payment (if owed) shall accompany such report.

     8.3 ZDNET OFFERS FEES. ZDNet shall pay to e-centives *****% of ZDNet Offer Fees. "ZDNet Offer Fees" means the (a) actual consideration (whether in the form of vendor fees, Coupon fees or other compensation) received by ZDNet as fees for the placement, delivery or redemption of ZDNet Offers, less any
(i) refunds or discounts, or (ii) commissions actually paid to third parties e-centives shall provide its then-current list prices upon ZDNet's request and


                                       7.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

from time to time. Quarterly ZDNet will provide a report to e-centives detailing the computation of ZDNet Offers Fees, and payment shall accompany such report. Alternatively, e-centives in its sole discretion may request that any amounts owed to it under this subsection be credited against e-centives' other payment obligations pursuant to this Section.

     8.4 PREPAYMENT OF FEES. As a prepayment of Transaction Fees and Licensing Fees owed pursuant to the foregoing subsections, e-centives shall make nonrefundable (except as provided in Section 10.4) payments of $***** promptly following the Effective Date and $***** on each monthly anniversary of the Launch Date (the "Prepayments"). e-centives shall not be obligated to pay any further Transaction Fees or Licensing Fees to ZDNet so long as ZDNet's aggregate share of Transaction Fees and Licensing Fees does not exceed the cumulative amount of the Prepayments to ZDNet pursuant to this subsection. If the amount of the Transaction Fees or License Fees owed as of a particular date as calculated in Sections 8.1 or 8.2 above is less than the Prepayments made as of such date, no refund of any Prepayment shall be owed.

     8.5 TAXES. All payments stated herein shall not further require e-centives to pay, and ZDNet shall pay, any sales, use or other tax related to the parties' performance of their obligations or exercise of their rights under this Agreement, exclusive of taxes based on e-centives' net income.

     8.6 RECORDS AND AUDITS. e-centives shall maintain accurate records with respect to the Licensing Fees and Transaction Fees. ZDNet shall maintain accurate records with respect to ZDNet Offers Fees. Once every 12 months, a party or its designee may inspect the other party's records to verify reports. Any such inspection will be conducted in a manner that does not unreasonably interfere with the audited party's business activities. The audited party shall immediately make any overdue payments disclosed by the audit. Such inspection shall be at the auditing party's expense; however, if the audit reveals overdue payments in excess of 5% of the payments owed to date, the audited party shall immediately pay the cost of such audit, and the auditing party may conduct another audit during the same 12 month period.

9.   REPORTING.

     9.1 BY ZDNET. In addition to other reports required herein, within 30 days following the end of each month, ZDNet shall provide e-centives with a reasonably detailed written report that specifies the number of promotions of e-centives provided by ZDNet under this Agreement and such other information as ZDNet typically provides at no additional cost to similarly situated business partners.

     9.2 BY E-CENTIVES. In addition to other reports required herein, within 30 days following the end of each month, e-centives shall provide to ZDNet a report detailing: (a) the number of new Registered Users, the number of Offers delivered and redeemed (if available), the conversion rate percentage, and such other information as e-centives typically provides at no additional cost to similarly situated business partners, and (b) such items as e-centives generally provides at no additional cost to merchants who disseminate Offers.


                                       8.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     9.3 LIMITS ON REPORTING. Each party shall use reliable tools to generate reports, but neither party ensures that such reports are accurate in all respects.

10.  TERM AND TERMINATION.

     10.1 TERM. The term of this Agreement shall continue for 2 years following the Launch Date, unless earlier terminated as provided herein.

     10.2 RECONSIDERATION OF TERMS. On the 1 year anniversary of the Launch Date, the parties shall review the history and performance of this Agreement and, if appropriate, renegotiate in good faith changes to the financial terms of this Agreement.

     10.3 TERMINATION FOR FAILURE TO PERFORM. By providing written notice, a party may immediately terminate this Agreement: (a) if the other party materially breaches this Agreement and fails to cure that breach within 30 days after receiving written notice of the breach, provided that the cure period for breach of Section 6.1, 6.2 and 6.5 shall be limited to 5 days after such notice, or (b) as provided in Section 14.4. ZDNet may terminate this Agreement on at least ten (10) days notice in the event that e-centives fails to maintain the Performance Standards for the Co-Branded Site which are described on Exhibit C.

     10.4 TERMINATION FOR FAILURE TO LAUNCH. By providing written notice, either party may immediately terminate this Agreement if the Launch Date has not occurred within 60 days following the Effective Date. In the event that e-centives terminates this Agreement pursuant to this section, ZDNet shall promptly refund all payments made under this Agreement by e-centives to ZDNet to date.

     10.5 TERMINATION FOR LACK OF REGISTERED USERS. Either party may terminate this Agreement if fewer than 250,000 Registered Users have registered during the first year after the Launch Date upon notice given at least 10 days after such anniversary.

     10.6 EFFECTIVE OF TERMINATION. In all cases, upon the expiration or termination of this Agreement, (a) each party shall promptly cease all use of the other parties' Content and Marks as used hereunder, and ZDNet shall cease using the Campaign Manager; (b) each party shall promptly remove the other party's Content and Marks as used hereunder from each party's servers, and ZDNet shall remove the Campaign Manager from its servers; (c) each party shall promptly deliver to the other party all originals and copies of the other party's Content and Marks (and in ZDNet's case, the Campaign Manager) then in their possession or control, or promptly erase the foregoing from all actively-used computer memories and storage devices within its possession or control and certify that such materials have been so erased; (d) all licenses granted hereunder shall terminate unless stated as surviving, and (e) the provisions of Sections 1, 6.3, 7, 8.5, 8.6, 10.4, 10.6, 11, 13 and 14 shall survive. Promptly following termination, the parties shall jointly send an email to Registered Users providing them with the option to opt out of the Network or to continue directly with e-centives. e-centives shall promptly honor any such request to terminate an Account in accordance with e-centives' standard practices.

11. DISCLAIMER OF WARRANTIES. EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS." EACH PARTY DISCLAIMS ALL




                                       9.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

12.  INDEMNITY.

     12.1 OF ZDNET. e-centives shall indemnify ZDNet and its affiliates (the "ZDNet Parties") against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which any ZDNet party may incur as a result of claims in any form by third parties arising from ZDNet's use of the e-centives Content, e-centives Marks or the Software as permitted by this Agreement, including, without limitation, in connection with any copyright, trademark, trade secret or patent infringement claims brought against any ZDNet Party attributable to the e-centives Content, e-centives Marks, the Network, Offers or the Software, or arising in connection with the Network or Offers (other than ZDNet Offers). However, the foregoing indemnity obligations do not apply to claims based upon: (i) the Campaign Manager's use or combination with software, hardware, or other materials not provided by e-centives if infringement would not have occurred in the absence of such combination; or (ii) any use of any Campaign Manager version altered or modified by or on behalf of ZDNet if infringement would not have occurred but for the alteration or modification. In the event that e-centives believes the Campaign Manager infringes, in addition to its indemnification obligation, e-centives may, at its option and expense: (a) replace the Campaign Manager with substantially equivalent noninfringing software; (b) modify the Campaign Manager so that it no longer infringes but remains substantially equivalent; (c) obtain for ZDNet the right to continue using the Campaign Manager; or (d) if none of the foregoing is reasonably available, terminate ZDNet's license to the Campaign Manager. THIS SECTION STATES E-CENTIVES' SOLE AND EXCLUSIVE OBLIGATION WITH RESPECT TO INFRINGEMENT CLAIMS.

     12.2 OF E-CENTIVES. ZDNet shall indemnify e-centives against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which e-centives may incur as a result of claims in any form by third parties arising from e-centives use of the ZDNet Content, ZDNet Marks or ZDNet Offers (excluding any Licensee Offers) (collectively, the "ZDNet Materials") as permitted by this Agreement. However, the foregoing indemnity obligations do not apply to claims based upon: (i) any ZDNet Materials' use or combination with software, hardware, or other materials not provided by ZDNet if infringement would not have occurred in the absence of such combination; or (ii) any use of ZDNet Materials which has been altered or modified by or on behalf of e-centives if infringement would not have occurred but for the alteration or modifications. In the event that ZDNet believes the any element of ZDNet Materials infringes, ZDNet may, at its option and expense (in addition to fulfilling its indemnity obligations above): (a) replace the affected ZDNet Materials with substantially equivalent noninfringing items; (b) modify the affected ZDNet Materials so that it no longer infringes but remains substantially equivalent; (c) obtain for e-centives the right to continue using the affected ZDNet Materials; or (d) if none of the foregoing is reasonably available, terminate e-centives' license to the affected ZDNet Materials. THIS SECTION STATES ZDNET'S SOLE AND EXCLUSIVE OBLIGATION WITH RESPECT TO INFRINGEMENT CLAIMS FOR ZDNET MATERIALS.

                                       10.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     12.3 MECHANICS. The foregoing obligations are conditioned on the Indemnified Party: (i) giving the Indemnifying Party notice of the relevant claim, (ii) cooperating with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

13. LIMITATION ON LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTIES ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A CLAIM UNDER
SECTION 12, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID BY E-CENTIVES TO ZDNET UNDER THIS AGREEMENT.

14.  GENERAL.

     14.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California without giving effect to conflict of laws principles. Both parties submit to personal jurisdiction in California for purposes of this Agreement, and further agree that any cause of action related to this Agreement shall be brought in a court in San Francisco, California.

     14.2 SEVERABILITY; HEADINGS. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

     14.3 PUBLICITY. Each party will seek the other party's prior approval for all press releases and all other similar public announcements referencing the other party prior to release. Approval will not be unreasonably withheld or delayed and will be deemed given if not disapproved within 2 business days. Once approved, such materials may be reused until such approval is reasonably withdrawn with reasonable prior notice. The first press release regarding this Agreement shall be made jointly within 2 weeks following the Effective Date.

     14.4 FORCE MAJEURE. Except as otherwise provided, if performance hereunder is interfered with by any act or condition beyond a party's reasonable control, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such condition. However, if a force majeure detrimentally affects the performance of a material obligation hereunder for 14 days or more, either party can terminate this Agreement.

     14.5 ASSIGNMENT. Neither party may assign its rights or delegate its duties under this Agreement to a third party without the prior consent of the other party, except that notice but no

                                       11.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

consent shall be required for assignment to a third party acquiring all or substantially all of the assigning party's business; provided, however that if such assignment is to a competitor of the non-assigning party, the non-assigning party shall have the right to terminate this Agreement within fifteen (15) days after receipt of the notice of assignment. This Agreement shall be binding upon and inure to the benefit of each party's successors and permitted assigns.

     14.6 INDEPENDENT CONTRACTORS. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

     14.7 NOTICE. Any notice under this Agreement will be in writing and delivered by personal delivery, overnight courier, confirmed facsimile, or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, 1 day after deposit with an overnight courier, 5 days after deposit in the mail, or upon confirmation of receipt of facsimile Notices will be sent to a party at its address set forth above or such other address as that party may specify in writing pursuant to this subsection. A copy of all notices sent to ZDNet regarding breach, termination or interpretation of this Agreement shall be sent to its Legal Department at ZD Inc., at 28 East 28th Street, NY, NY 10016.

     14.8 ENTIRE AGREEMENT; WAIVER. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of such Agreements, including without limitation the Term Sheet between the parties with a draft date of January 29, 1999 (and all prior versions). This Agreement may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     14.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

E-CENTIVES, INC.                        ZDNET

By: /s/ Ira Becker                      By: /s/ Robert Smahl       5/13/99

Name: Ira Becker        5/13/99         Name: Robert Smahl

Title: Dir. of Bus. Dev.                Title: VP, Audience Development


                                       12.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A
                          CO-BRANDED SITE SCREEN SHOTS

                                      13.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B
                                ZDNET PROMOTIONS

   - ZDNet will integrate the e-centives system and user interface for the member sign-up within ZDNet Registration.

   - ZDNet will integrate a qualified question, AS DETERMINED BY BOTH PARTIES, into the ZDNet registration process to offer e-centives membership as a ZDNet membership benefit.

   - ZDNet will display a prominent link on the ZDNet home page that leads to co-branded e-centives pages hosted by E-centives.

   - Computer Shopper.com will display a prominent link on its sidebar that leads to co-branded e-centives pages hosted by E-centives.

   - Computer Shopper.com will make best efforts to link e-centives offers within product listings, and product search results.

ZDNet would agree to promote e-centives and its use through the following promotional programs:

   - Email announcement at launch time included as blurb in all email newsletters delivered directly by ZDNet, with approximate exposure in 5 million delivered emails.

   - A special Announcement offer will be emailed to the ZDNet Announce list with a single-focused message directing the registered users to the new e-centives service.

   - ZDNet will deliver an additional 10,000,000 email messages/blurbs to email subscribers per annum.

   - ZDNet, in conjunction with e-centives, will endeavor to build a new email list to specifically promote the e-centives offers. And/or e-centives offers will consistently included in each issue of the computershopper.com email alert.

   - ZDNet will make commercially reasonable efforts to include e-centives promotion blurbs as special highlighted offers within the existing Sponsored Links boxes on ZDNet.

   - ZDNet guarantees e-centives will receive at least 100,000,000 impressions within the Sponsored Links boxes per annum as long as these boxes appear on the ZDNet site, or in the event that these boxes no longer appear, ZDNet will, at its discretion make an alternative similar promotion placement on the ZDNet site.

   - ZDNet, at its discretion, recognizing banner and button inventory constraints, will deliver create and deliver house banners, buttons, or other graphical promotions to drive users to the e-centives service.

                                      14.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C
                             PERFORMANCE STANDARDS

Uptime Performance: The Co-Branded Site hosted by e-centives (or its agents) shall maintain uptime of at least ninety-nine percent (99%) of the time within each one month period of this Agreement, barring exceptions detailed under Measurement Stipulations below. Service uptime means that a User on the Internet is able to access pages on the Co-Branded Site and that externally linked URLs shall not result in retrieval errors. ZDNet and e-centives shall agree on a list of URLs that can be reliably linked to. Changes to this list must be agreed upon by both parties, and should serve as the test suite for independent third party testing.

Functional Performance: The pages of the Co-Branded Site shall provide the contractually agreed upon content ninety-nine percent (99%) of the measured Uptime within each one week period of this Agreement, barring exceptions detailed under Measurement Stipulations below. Functional service means a User visiting the Co-Branded Site is able to access the content outlined in this Agreement.

Measurement Stipulations: Performance shall be measured by multiple independent third party companies agreed upon by both parties. Measurement periods shall begin and end at 00:00 Sunday morning. Any scheduled maintenance performed by e-centives or its agents shall be excluded from uptime calculations. e-centives shall not be responsible for access problems to the Co-Branded Site caused by failure of a User or third party measurement company's Internet Service Provider, intervening Internet Service Providers between the User or third party measurement company's Internet Service Provider, or peering points (public or private) between any of the aforementioned parties. Such failures shall not be included in performance measurement calculations. Problems accessing content caused by User action or lack thereof (i.e. forgot password, proxies or browser is not standards-compliant, etc.) shall not count toward performance measurement calculations. However, e-centives shall take commercially reasonable steps to solve such problems as they arise.

Non-conformance: Each party agrees to share with the other party in a timely fashion any data gathered by such party or by independent third parties concerning the performance of the Co-Branded Site. e-centives shall be considered to not be in compliance with performance measurement guidelines if it fails to meet the conditions outlined above for two consecutive measurement periods or for three measurement periods in any six (6) week period.

                                      15.